Exhibit 99.1

Tiffany Welcomes Decision by Court of Chancery to Expedite Lawsuit Against LVMH

Court Sets Trial for January 5, 2021

NEW YORK – September 21, 2020 – Tiffany & Co. (NYSE: TIF) today welcomed the decision by the Delaware Chancery Court to grant Tiffany’s motion to expedite its lawsuit against LVMH Moët Hennessy-Louis Vuitton SE (“LVMH”). Tiffany’s lawsuit seeks, among other things, an order requiring LVMH to abide by its contractual obligation under the November 24, 2019 Merger Agreement to complete its acquisition of Tiffany on the previously agreed terms.

The Court has set January 5, 2021 to begin a four-day trial.

Chairman of the Board Roger Farah said, “We appreciate the Court’s ruling today to expedite the process. Despite LVMH’s ongoing efforts to avoid paying the agreed-upon price for Tiffany, a trial on January 5, 2021 will hopefully lead to a ruling prior to the expiration of U.S. antitrust clearance on February 3, 2021 and enable us to protect our company and our shareholders. We will demonstrate to the Court that LVMH is in clear breach of its obligations under a valid and binding agreement and that their claim of a Material Adverse Effect is completely baseless. Tiffany has acted in good faith in full compliance with the Merger Agreement and will continue to do so.”

In seeking an expedited trial, Tiffany made a number of key points that will be no doubt become the focus of the upcoming trial:

LVMH Breached Its Obligation to Obtain Antitrust Approvals “as Promptly as Practicable”

In its opposition to Tiffany’s request for expedited proceedings, LVMH touted that “nearly all required antitrust approvals have been obtained,” but conveniently failed to mention that due to its months of foot-dragging, the already-obtained approvals will begin expiring on February 3, 2021.

LVMH seems to believe that its months of delay can be excused so long as antitrust clearances are achieved by the now extended termination date of November 24. However, before it set in motion an effort to slow the pace and seek a lower price for the deal, LVMH represented that all antitrust clearances could be obtained in the second quarter of 2020 and previously said the transaction could close by June 30, 2020. As a consequence, the parties originally agreed that the termination date for the transaction would be August 24. Tiffany believes prejudgment statutory interest should run from the end of June when the deal would have closed but for LVMH’s breach.

The Letter From the French Minister for Europe and Foreign Affairs Is Not a Legal Restraint

LVMH’s opposition to Tiffany’s motion to expedite focused on a letter that, based upon credible third-party reports, LVMH appears to have procured from the French Minister for Europe and Foreign Affairs. Neither LVMH nor the French Foreign Minister has provided a copy of this letter to Tiffany despite formal written requests that such letter be provided.

According to LVMH’s translation, the letter notes a U.S.-France trade dispute and suggests that LVMH “should” defer closing in support of France’s efforts to obtain leverage in negotiations with the U.S. LVMH nowhere contends that the Minister has any jurisdiction over the transaction, likely because (as LVMH’s counsel has noted) the European Commission “has exclusive jurisdiction pre-empting jurisdiction of the EU member states” regarding merger regulation.

According to multiple news outlets in both the U.S. and France, LVMH actively procured the letter in a bad-faith effort to gain leverage to escape or renegotiate the Merger Agreement. If true, the letter is clear evidence of a breach of the Merger Agreement by LVMH. Moreover, rather than immediately informing Tiffany of the letter—it waited over a week—LVMH admits it discussed the letter with the Minister without consulting with Tiffany as required by the Merger Agreement, another clear breach.

LVMH’s Claim of a Material Adverse Event Is Baseless

LVMH’s three-paragraph claim of a Material Adverse Event (MAE) is baseless with no factual, contractual or legal support. Tiffany experienced a single quarter of losses before returning to profitability and projects fourth-quarter earnings greater than those in the same period in 2019 —the exact opposite of LVMH’s claims of a “dramatic” and “durationally significant” downturn that “shows no sign of abating.” Moreover, the MAE definition in the Merger Agreement excludes all “changes or conditions generally affecting the industries in which [Tiffany] operate[s]” and “general economic or political conditions.” LVMH’s MAE claim is simply frivolous.

Tiffany Has Operated in the Ordinary Course

LVMH has offered no support for its claim that Tiffany “breached its obligation to operate in the ordinary course.” LVMH’s criticism of Tiffany’s payment of dividends ignores the fact that those payments were not just “technically permitted”; they were required by the Merger Agreement and excluded from any “ordinary course” limitations. In any event, dating back to shortly after its 1987 IPO, Tiffany has never missed or reduced a dividend payment, even during recessions, financial crises and the September 11 attacks, spanning 131 consecutive quarters. Tiffany has more than $1 billion in cash and has no liquidity constraints. The real reason LVMH complains about the dividend payments is that it wanted the cash left in the company for its benefit rather than paid to Tiffany shareholders.

About Tiffany & Co.

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century, its fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including nearly 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. TIFFANY & CO. has a long-standing commitment to conducting its business responsibly, sustaining the natural environment, prioritizing diversity and inclusion, and positively impacting the communities in which we operate.

The Company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omni-channel approach. To learn more about TIFFANY & CO., as well as its commitment to sustainability, please visit www.tiffany.com.

Contact

Jason Wong

(973) 254-7612

jason.wong@tiffany.com

Forward-Looking Statements:

Certain statements in this release including, without limitation, statements relating to the pending merger and conditions to closing of the pending merger as well as statements that refer to expectations for Tiffany’s performance in future periods, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the merger and about the future plans, assumptions and expectations for Tiffany’s business and its results. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) conditions to the completion of the merger may not be satisfied or the regulatory approvals required for the merger may not be obtained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or affect the ability of the parties to recognize the benefits of the merger; (iii) the effect of the announcement or pendency of the merger on Tiffany’s business relationships, operating results, and business generally; (iv) risks that the merger disrupts Tiffany’s current plans and operations and potential difficulties in Tiffany’s employee retention; (v) risks that the merger may divert management’s attention from Tiffany’s ongoing business operations; (vi) potential litigation that may be instituted against Tiffany or its directors or officers related to the merger or the Merger Agreement and any adverse outcome of any such potential litigation; (vii) the amount and timing of the costs, fees, expenses and other charges related to the merger, including in the event of any unexpected delays and in light of the pending merger-related litigation; (viii) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period, or at all, which may affect Tiffany’s business and the price of the common stock of Tiffany; (ix) any adverse effects on Tiffany by other general industry, economic, business and/or competitive factors; (x) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (xi) protest activity in the U.S.; and (xii) such other factors as are set forth in Tiffany’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its most recently filed Form 10-Q for the quarter ended July 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, the definitive proxy statement on Schedule 14A, filed with the SEC on January 6, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Tiffany’s financial condition, results of operations, credit rating, liquidity or stock price. In addition, there can be no assurance that the merger will be completed, or if it is completed, that it will close in the timeframe previously anticipated, or that the expected benefits of the merger will be realized. Because Tiffany does not know when, or if, the merger will be completed, Tiffany has not included certain costs related to the closing of the merger, such as advisor fees, litigation-related expenses, and expenses related to the acceleration of equity pursuant to the terms of the merger agreement, in its financial forecasts for the remainder of the fiscal year ending January 31, 2021 or any future period. These expenses are expected to be significant, although the vast majority of these costs will only be incurred if and when the merger is ultimately completed.

Forward-looking statements reflect the views and assumptions of management as of the date of this release with respect to future events. Tiffany does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this release does not constitute an admission by Tiffany or any other person that the events or circumstances described in such statement are material.